UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006

EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-13115	36-4151656
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
EOP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	1-13625	36-4156801
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Two North Riverside Plaza
Suite 2100, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 466-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
Equity Office Properties Trust (“Equity Office”) announced today its plan to reduce organizational and overhead costs to reflect the current size of its asset base and further movement from a regional to a functional structure. Equity Office expects to take a charge to earnings of approximately $30 million in the second half of 2006, principally in the form of severance and the cash settlement of long-term compensation awards. It is anticipated that a majority of the charge will be incurred in the third quarter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST
Date: August 1, 2006	By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

EOP OPERATING LIMITED PARTNERSHIP
	By:	EQUITY OFFICE PROPERTIES TRUST
its general partner

Date: August 1, 2006	By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary

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